EXHIBIT 23.1

February 22, 2010

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

U.S. Securities and Exchange Commission

Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the incorporation and use in this Annual Report (Form 10-K ) of Archon Corporation of our audit report, dated February 4, 2010, relating to the accompanying audited consolidated financial statements (and related statements included there in) as of September 30, 2009 which appears in the Annual Report.

De Joya Griffith & Company, LLC

/s/ De Joya Griffith & Company, LLC

Henderson, NV

February 22, 2010